Exhibit 10.10

YORK SPACE SYSTEMS INC.

2026 OMNIBUS INCENTIVE EQUITY PLAN

RESTRICTED STOCK GRANT NOTICE

York Space Systems Inc. a Delaware corporation (the “Company”), pursuant to its 2026 Incentive Equity Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of shares of Restricted Stock set forth below (the “Shares”). The Shares are subject to the terms and conditions set forth in this Restricted Stock Grant Notice (the “Grant Notice”), the Restricted Stock Grant Agreement attached hereto as Exhibit A, together with any Annexes thereto (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Number of Shares:

Type of Shares Issuable:	Common Stock

Vesting Criteria:	As set forth in the Agreement.

By electronically accepting the Award, Participant executes this Agreement and agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has carefully reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant understands and acknowledges that Participant is responsible for all taxes due with respect to the Shares. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator arising under the Plan, the Agreement and the Grant Notice.

YORK SPACE SYSTEMS INC.	PARTICIPANT

XXXXXXXXXXXXXXXXXXXXXX	XXXXXXXXXXXXXXXXXXXXXX
Name: [NAME] Title: [TITLE]	Electronically accepted and executed as set forth on the final page hereof

EXHIBIT A

TO STOCK GRANT NOTICE

RESTRICTED STOCK GRANT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Shares set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

Section 1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF SHARES

Section 2.1 Grant of Shares. In consideration of Participant’s past and/or continued employment with or service to the Company or its Subsidiaries (collectively, the “Company Group”) and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 4.3 of the Plan.

Section 2.2 Vesting of Shares. Subject to Section 3.3 of this Agreement, the Shares shall vest in accordance with the vesting schedule attached hereto as Schedule A (each such date, or any earlier vesting date pursuant to Section 3.3, a “Vesting Date”).

Section 2.3 Issuance Mechanics. The Shares shall be issued in the form of Common Stock to Participant. The Company shall cause Shares to be held in book-entry form until the Shares either vest as provided in Section 2.2 or are forfeited. For the avoidance of doubt, the Participant shall not pay the Company any purchase price for the Shares. Participant’s right to receive the Shares is conditioned upon execution and delivery to the Company of all stock powers or other instruments of assignment that may be necessary to permit transfer to the Company of all or a portion of the Shares if such Shares are forfeited in whole or in part. Neither this Section 2.3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any of the Shares or to cause any of the Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the satisfaction of the vesting requirements in Section 2.2, (b) the admission of the Shares to listing on all stock exchanges on which the Shares are then listed, (c) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (d) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (e) the receipt of full payment of any applicable withholding tax by the member of the Company Group with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Participant acknowledges and agrees that the Company shall have the power and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind that the Company, in its good faith discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, shall permit the Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, or (ii) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; provided, that if Participant is subject to Section 16 of the Exchange Act, unless otherwise determined by the Administrator, in its sole discretion, any statutorily required withholding obligation with regard to the Participant shall be satisfied by reducing the amount of Shares otherwise deliverable to the Participant hereunder. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Shares or the subsequent sale of any shares and (b) does not commit to structure the Shares to reduce or eliminate the Participant’s liability for Tax-Related Items.

Section 2.6 Rights as Stockholder; Dividends. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing the Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to the Shares, including, without limitation, the right to receipt of dividends and distributions on the Shares, except as otherwise provided herein. Participant shall be entitled to receive all dividends and other distributions paid with respect to the Shares; provided, that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Share to which such dividends or distributions relate and shall be paid at the time the related Shares become unrestricted and vested. If any dividends or distributions are paid in shares, such shares shall be issued to Participant but shall be subject to the same restrictions as the Shares with respect to which they were paid until such Shares have vested. Once Participant become the holder of record of the Shares granted hereunder, Participant may exercise full voting rights with respect to such shares.

Section 2.7 Section 83(b) Election. Within thirty (30) days of the Grant Date the Participant may make and file with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the grant of the Shares hereunder. The Participant shall promptly provide a copy of such election to the Company. The Participant acknowledges that it is the Participant’s sole responsibility and not the responsibility of the Company or any affiliate to timely file an election under Section 83(b) of the Code, even if the Participant requests the Company, an affiliate or other representative to make this filing on the Participant’s behalf.

ARTICLE III.

RESTRICTIONS

Section 3.1 Applicable Restrictions. Beginning on the Grant Date, Participant shall have all rights and privileges of a stockholder as set forth in Section 2.6 except as follows (the “Restrictions”):

(a) dividends and other distributions declared and paid with respect to the Shares before they vest shall be subject to Section 2.6;

(b) none of the Shares may be sold, pledged, assigned or transferred in any manner before they vest other than a transfer upon the Participant’s death in accordance with the Participant’s will, by the laws of descent and distribution or pursuant to Section 13.14 of the Plan; and

(c) all or a portion of the Shares may be forfeited in accordance with Section 3.3.

Any attempt to transfer or dispose of any Shares in a manner contrary to the Restrictions shall be void and of no effect.

Section 3.2 Release of Unrestricted Shares. Upon the vesting of Shares and the corresponding lapse of the Restrictions, and after the Company has determined that all conditions to the release of unrestricted Shares have been satisfied, it shall release to the Participant the unrestricted Shares, as evidenced by electronic delivery of such Shares to a brokerage account designated by the Participant or by an unrestricted book-entry registration of such Shares with the Company’s transfer agent.

Section 3.3 Termination and Forfeiture of Shares. In the event Participant incurs a Termination of Service prior to a Vesting Date (as provided in Schedule A), except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all then-unvested Shares granted under this Agreement, and Participant’s rights in any such then-unvested Shares shall lapse and expire.

Section 3.4 Restrictive Legends. Any certificate representing Shares shall bear such legend as is reasonably necessary to effectuate these Restrictions. The Participant agrees that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Shares that have purportedly been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares shall have been purportedly sold or transferred in violation of any of the provisions of this Agreement.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1 Administration. The Administrator, which for the purpose of this grant of Shares shall be the Committee, shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 4.2 Shares Not Transferable. The Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until all restrictions applicable to the Shares have lapsed, including any vesting requirement pursuant to Section 2.2. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the Shares may be transferred to Permitted Transferees, pursuant to such conditions and procedures the Administrator may require.

Section 4.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the Shares in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 4.3 of the Plan.

Section 4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.6 Governing Law. This Agreement and any claim, controversy, or dispute arising under or related to this Agreement or the relationship of the parties will be governed by and construed in accordance with the internal laws of the State of Delaware (including its statute of limitations), without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws (or statute of limitations) of another jurisdiction.

Section 4.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 4.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Shares in any material way without the prior written consent of Participant.

Section 4.9 Successors and Assigns. Other than Participant’s rights under this Agreement that are assignable by Participant to Participant’s estate, the Grant Notice and this Agreement is personal to each of the parties hereto. Except as provided in this Section 4.9, no party may assign or delegate any rights or obligations hereunder without first obtaining the advanced written consent of the other party hereto. Any purported assignment or delegation by Participant in violation of the foregoing will be null and void ab initio and of no force or effect.

Section 4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Shares, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.11 No Right to Continued Employment or Service; No Rights as Equity Holder. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continued employment or service with the Company Group or shall interfere in any way with the right of the Company Group to terminate Participant’s employment or service at any time for any reason. This Agreement will not in any way entitle Participant to any rights as an equity holder of the Company Group.

Section 4.12 Other Benefits. The grant of Shares set forth herein is a special incentive grant and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death, or other benefit under any other bonus, incentive, pension, retirement, insurance, or other employee benefit plan of the Company or its Subsidiaries.

Section 4.13 Company Discretion. This Agreement shall not be interpreted or construed so as to limit or prevent the Company Group from taking any actions with respect to the operation or conduct of their respective businesses or entering into any transaction that they deem appropriate or in their best interest.

Section 4.14 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 4.15 Section 409A.

(a) The Shares granted pursuant to the Grant Notice and this Agreement are intended to be a transfer of property pursuant to Section 83 of the Code and are therefore exempt from the applicable requirements of Section 409A, and accordingly, to the maximum extent permitted, the Grant Notice and this Agreement shall be interpreted to be in compliance therewith.

(b) Nevertheless, to the extent that the Company determines that the Shares may not be exempt from Section 409A, and if Participant is deemed to be, on the date of termination of Participant’s employment or service, a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, the settlement and/or payment of any vested Shares will be delayed until the earlier of (i) the date that is six months following Participant’s separation from service and (ii) Participant’s death. The Company Group make no representation that the Shares are exempt from or compliant with Section 409A and in no event will the Company Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A.

(c) For purposes of Section 409A, Participant’s right to receive any installment payments pursuant to the Grant Notice and this Agreement will be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Grant Notice and this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

Section 4.16 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is deemed to be illegal or invalid for any reason, said illegality or invalidity will not affect the remaining parts hereof, and the Grant Notice and this Agreement will be construed and enforced as if such illegal and invalid provision never existed.

Section 4.17 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. To the extent that any person acquires a right to receive payments under this Agreement, such right shall be no greater than the right of an unsecured general creditor. All payments to be made hereunder shall be paid from general assets. The grant of the Shares under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of Shares or other Awards under the Plan in the future.

Section 4.18 Counterparts; Headings. The Grant Notice and this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which taken together will constitute one and the same instrument.

Section 4.19 Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. By accepting this Agreement, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 4.20 Forfeiture and Claw-Back Provisions. Notwithstanding any other provision contained in the Plan or this Agreement, all of the Shares (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall in all events be subject to (a) the provisions of any clawback policy implemented by the Company, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law, in each case, whether or not any such clawback policy was in place at the Grant Date and whether or not the Shares are vested.

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